Exhibit 16.1

Tel: 514 931 0841 Fax: 514 931 9491 www.bdo.ca	BDO Canada s.r.l/S.E.N.C.R.L/LLP 1000, rue De La Gauchetière O. Bur. 200 Montréal QC H3B 4W5 Canada

December 24, 2021

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 16F of Form 20-F for the event that occurred on August 13, 2021, filed by our former client, Visions Marine Technologies Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Canada s.r.l./S.E.N.C.R.L./LLP